CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Air Express International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Air Express International Corporation, by the unanimous vote of its members, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that a proposal shall be presented for vote by the shareholders of the corporation at the 1998 Annual Meeting on the Board of Directors' recommendation that the Company's Certificate of Incorporation be amended to provide for an increase in the number of shares of stock which the Company shall have authority to issue from forty-one million (41,000,000) shares to one hundred and one million
          (101,000,000) shares of which one hundred million (100,000,000) shares shall be Common Stock with a par value of one cent ($.01) per share and one million (1,000,000) shares which shall be Preferred Stock with a par value of one dollar ($1.00) per share.

     SECOND: That thereafter, pursuant to the foregoing resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held on June 18, 1998 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment to the Certificate of Incorporation.

     THIRD: That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Air Express International Corporation has caused this certificate to be signed by Dennis M. Dolan, its Vice President, and attested by Daniel J. McCauley, its Secretary, this 22nd day of June, 1998.

                         AIR EXPRESS INTERNATIONAL CORPORATION

                         By: /s/DENNIS M.DOLAN
                           ---------------------------
                            Dennis M. Dolan,
                            Vice President

ATTEST:

By: /s/ DANIEL J. MCCAULEY
  ------------------------------
       Daniel J. McCauley,
       Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     Air Express International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Air Express International Corporation, by the unanimous vote of its members, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that a proposal shall be presented for vote by the shareholders of the corporation at the 1992 Annual Meeting on the Board of Directors' recommendation that the Company's Certificate of Incorporation be amended to provide for an increase in the number of shares of stock which the Company shall have authority to issue from eleven million (11,000,000) shares to forty-one million (41,000,000) shares of which forty million (40,000,000) shares shall be Common Stock with a par value of one cent ($.01) per share and one million (1,000,000) shares which shall be Preferred Stock with a par value of one dollar ($1.00) per share.

     SECOND: That thereafter, pursuant to the foregoing resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held on June 25, 1992 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment to the Certificate of Incorporation.

     THIRD: That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Air Express International Corporation has caused this certificate to be signed by Dennis M. Dolan, its Vice President, and attested by Daniel J. McCauley, its Secretary, this 29th day of June, 1992.

                         AIR EXPRESS INTERNATIONAL CORPORATION


                         By: /s/ DENNIS M. DOLAN
                            ------------------------
                              Dennis M. Dolan,
                              Vice President

ATTEST:

By: /s/ DANIEL J. McCAULEY
   ---------------------------
      Daniel J. McCauley
      Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Air Express International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:   That  the  Board  of  Directors   of  Air  Express   International
Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article Ninth thereof so that as amended, said Article shall be and read as follows:

               "No Director shall have any personal liability to the Company or its shareholders for any monetary damages for breach of fiduciary duty as a Director, except that this Article shall not eliminate or limit the liability of each Director (i) for any breach of such Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
          Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of such Director for any act or omission occurring prior to the date when this Article becomes effective."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Air Express International Corporation has caused this certificate to be signed by Walter L. McMaster, its Vice President, and attested by David L. Dephtereos, its Secretary, this 30th day of June, 1987.


                         AIR EXPRESS INTERNATIONAL CORPORATION



                         By: /s/ WALTER L. McMASTER
                            --------------------------
                              Walter L.  McMaster
                              Vice President

ATTEST:


By: /s/ DAVID L. DEPHTEREOS
   ---------------------------
      David L. Dephtereos
      Secretary
                                      -2-

                              CERTIFICATE OF MERGER
                                       OF
                      AIR EXPRESS INTERNATIONAL CORPORATION
                                       AND
                  AIR EXPRESS INTERNATIONAL MERGING CORPORATION
                   (Pursuant to Section 252(c) of the General
                    Corporation Law of the State of Delaware)

     AIR EXPRESS INTERNATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Illinois and AIR EXPRESS INTERNATIONAL MERGING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That Air Express International Corporation was incorporated on September 21, 1946, pursuant to the Business Corporation Act of the State of Illinois (AEI-Illinois) and Air Express International Merging Corporation was incorporated on October 2, 1981, pursuant to the General Corporation Law of the State of Delaware (AEI-Delaware).

     SECOND: Pursuant to the requirements of Section 252(c) of the Delaware General Corporation Law and Section 69a of the Illinois Business Corporation Act, an agreement of merger (the "Agreement of Merger") between AEI-Illinois and AEI-Delaware has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

     THIRD: The name of the surviving corporation shall be AIR EXPRESS INTERNATIONAL MERGING CORPORATION, which shall change its name to AIR EXPRESS INTERNATIONAL CORPORATION effective upon filing of the Certificate of Merger.

     FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of AIR EXPRESS INTERNATIONAL MERGING CORPORATION with no amendments or changes other than the change of name set forth in Article THIRD hereof.

     FIFTH: The executed Agreement of Merger is on file at the principal place of business of AEI-Delaware, the surviving corporation, at 151 Harvard Avenue, Stamford, Connecticut 06902.

     SIXTH: A copy of the Agreement of Merger was provided to each stockholder of AEI-Illinois as Annex I to the Proxy Statement of AEI-Illinois dated October 21, 1981 which was mailed to each stockholder of record on October 22, 1981 and an additional copy will be provided without charge to any stockholder of either constituent corporation who so requests.

     SEVENTH: The authorized Capital Stock of AEI-Illinois is 5,000,000 shares of Common Stock, par value $.01 per share, and 10,000 shares of $6.00 cumulative convertible preferred stock, par value $1.00 per share.

     EIGHTH: The Merger shall be effective on the 31st day of December, 1981.

     IN WITNESS WHEREOF, we have signed this certificate on the 23rd day of December, 1981.


                                   AIR  EXPRESS  INTERNATIONAL  CORPORATION,
ATTEST:                            an Illinois corporation


/s/ MARTIN HOFFENBERG              By: /s/ JOSEPH N. BERG
---------------------                 -----------------------
Secretary                               President


                                  AIR EXPRESS INTERNATIONAL MERGING CORPORATION, a Delaware corporation
ATTEST:


/s/ MARTIN HOFFENBERG             By: /s/ JOSEPH N. BERG
---------------------                ------------------------
Secretary                               President

                          CERTIFICATE OF INCORPORATION

                                       OF

                  AIR EXPRESS INTERNATIONAL MERGING CORPORATION



     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

     FIRST: The name of this corporation (hereinafter called the "corporation") is Air Express International Merging Corporation.

     SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle (zip code 19801); and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Eleven Million (11,000,000) shares, 10,000,000 of which shall be Common Stock of the par value of $.01 per share and 1,000,000 of which shall be Preferred Stock of the par value of $1.00 per share.

     The designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each class of stock, are as follows:

     1. The Preferred Stock may be issued in one or more series and may be with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors pursuant to authority hereby expressly granted to it, and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions.

     2. Any Preferred Stock or series thereof may be made subject to redemption at such time or times and at such price or prices as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

     3. The holders of Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, and cumulative or non-cumulative as shall be so stated and expressed.

     4. The holders of Preferred Stock or of any class or of any series thereof, shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

     5. Any Preferred Stock of any class or of any series thereof may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or of any other class or classes of stock of the corporation, at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed or provided for in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

     6. Except as otherwise by statute or by the resolutions providing for the issue of Preferred Stock specifically provided, the Preferred Stock shall have no voting power, and the Common Stock shall have the sole right and power to vote on all matters on which a vote of stockholders is to be taken. Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     7. Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Certificate shall be as stated and expressed in the resolutions or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.


     FIFTH:  The name and mailing  address of the  incorporator  are as follows:
Lois M.  Novotny,  Stroock & Stroock & Lavan,  61 Broadway,  New York,  New York
10006.


     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


     SEVENTH: The original By-Laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.


     EIGHTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Executed at New York, New York on October 1, 1981.


                                      /s/ LOIS M. NOVOTNY
                                      ------------------------------
                                      Lois M. Novotny, Incorporator